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                                                                    EXHIBIT 10.1



                            ASSIGNMENT AND AMENDMENT
                                       OF
                             REIMBURSEMENT AGREEMENT
                                       AND
                           OTHER TRANSACTION DOCUMENTS


           The Reimbursement Agreement and Other Transaction Documents
                       Originally Dated as of May 1, 1992

                                     among:


                                   TUFCO L.P.,


                               BANK ONE, WISCONSIN
                                  as Bank One,

                                       and

                           FIRST UNION NATIONAL BANK,
                                   as assignee


                               in connection with:



           SUBSTITUTION OF LETTER OF CREDIT FOR $2,500,000 VILLAGE OF
               ASHWAUBENON, WISCONSIN ADJUSTABLE RATE INDUSTRIAL
             DEVELOPMENT REVENUE BONDS, SERIES 1992 (TUFCO PROJECT)


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     This Assignment and Amendment of Reimbursement Agreement and Other
Transaction Documents (this "Assignment and Amendment") is dated as of March 4, 1999, and is by and among Bank One, Wisconsin, a Wisconsin banking corporation (f/k/a Bank One, Milwaukee, National Association), as assignor ("Bank One"), First Union National Bank, a national banking corporation, as assignee ("FUNB") and Tufco L.P., a Delaware limited partnership (the "Borrower").

     PRELIMINARY STATEMENTS:

     (1) Pursuant to the Loan Agreement dated as of May 1, 1992 between the Borrower and the Village of Ashwaubenon, Wisconsin (the "Issuer"), as amended by the Amendment to Loan Agreement and Indenture dated as of April 1, 1996 (the "Loan Agreement"), the Issuer has loaned the proceeds of the issuance of $2,500,000 of the Issuer's Adjustable Rate Industrial Development Revenue Bonds, Series 1992 (Tufco Project) (the "Bonds") to the Borrower.

     (2) The Bonds were issued under an Indenture of Trust (the "Indenture") dated as of May 1, 1992, as amended by the Amendment to Loan Agreement and Indenture dated as of April 1, 1996, between the Issuer and Norwest Bank, Wisconsin, National Association, as trustee (together with any successor trustee under the Indenture, the "Trustee").

     (3) Pursuant to the Loan Agreement, the Borrower has an obligation to cause to be maintained for the benefit of the Trustee, as trustee under the Indenture, an irrevocable letter of credit (the "Letter of Credit") in an amount equal to the principal amount of the Bonds outstanding from time to time plus 45 days' interest thereon in order to enhance the marketability of the Bonds (the "Letter of Credit Requirements").

     (4) In performance of the Letter of Credit Requirements, the Borrower caused Bank One to deliver its irrevocable letter of credit dated as of May 6, 1992, as amended to date (the "Original Letter of Credit"), pursuant to the terms and conditions of the Reimbursement Agreement dated as of May 1, 1992, as amended by the First Amendment to Reimbursement Agreement dated as of April 1, 1996, the Second Amendment to Reimbursement Agreement dated as of February 7, 1997, the Third Amendment to Reimbursement Agreement dated as of February ___, 1998, 1998 and the Fourth Amendment to Reimbursement Agreement dated as of August 28, 1998, among Borrower and Bank One (the "Reimbursement Agreement").

     (5) In connection with the Reimbursement Agreement, the Borrower executed and delivered to Bank One, inter alia, that certain Pledge and Security Agreement dated as of May 1, 1992 (the "Pledge Agreement").


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     (6) In connection with the Reimbursement Agreement, the Borrower executed and delivered to Bank One, inter alia, that certain Security Agreement dated as of May 1, 1992 (the "Bank One Security Agreement").

     (7) In connection with the Reimbursement Agreement, the Borrower executed and delivered to Bank One, inter alia, that certain Mortgage and Security Agreement dated as of May 1, 1992 (the "Mortgage") respecting the Borrower's real property described in Exhibit A thereto (the "Property") and that certain Real Estate Mortgage Subordination Agreement (the "Subordination Agreement") dated May 6, 1992.

     (8) In connection with that certain Credit Agreement (the "Credit Agreement") dated August 28, 1998, among Tufco, L.P., Tufco Technologies, Inc., certain lenders (the "Banks") and FUNB, as agent for such lenders, the security interests granted by the Borrower to Bank One pursuant to the Bank One Security Agreement were terminated and the Borrower executed and delivered to FUNB, inter alia, that certain Security Agreement (Borrower) dated August 28, 1998 (the "FUNB Security Agreement").

     (9) Pursuant to the Indenture, Borrower may provide for the delivery to Trustee of an Alternate Letter of Credit (as defined therein).

     (10) It is the intention of Bank One, the Borrower and FUNB that (i) FUNB issue an Alternate Letter of Credit in favor of the Trustee, as trustee under the Indenture, to become effective on the Replacement Date (as defined herein),
(ii) the Original Letter of Credit be surrendered by the Trustee to Bank One as of the Replacement Date (as defined herein), (iii) Bank One assign all of its rights, benefits, title and interest in and to the Reimbursement Agreement, the Pledge Agreement, the Mortgage, the Subordination Agreement and any and all other documents, instruments and agreements executed in connection therewith, as such documents have been amended to date (the "Transaction Documents") to FUNB,
(iv) FUNB accept the duties and responsibilities of Bank One, if any, under the Transaction Documents as amended by this Assignment and Amendment, (v) the Transaction Documents be amended as provided in this Assignment and Amendment to reflect the issuance of the Alternate Letter of Credit by FUNB pursuant to the Reimbursement Agreement as assigned and amended by this Assignment and Amendment (the "Amended Reimbursement Agreement"), (vi) the obligations of the Borrower to FUNB be fully secured by the security interests granted pursuant to (A) the Pledge Agreement as amended hereby, (B) the FUNB Security Agreement, and (C) the Mortgage, all to the same extent that Bank One was secured; and (vii) Tufco Technologies, Inc., a Delaware corporation ("Technologies"), Technologies I, Inc., a Delaware corporation ("Tech I"), TFCO, Inc., a Delaware corporation ("TFCO"), Tufco, Inc., a Delaware corporation ("Tufco"), and Tufco Tech, Inc., a Delaware corporation ("Tufco Tech") and Foremost Manufacturing Company, Inc. a Missouri corporation ("Foremost") (collectively, the "Guarantors") guarantee the obligations of the Borrower to FUNB under the Transaction Documents as amended hereby, which guarantees are secured by the Collateral as defined in, and as provided by, the Guarantor Security Agreement between FUNB and each of the Guarantors dated as of August 28, 1998.


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     (11) In the event the Alternate Letter of Credit is drawn upon to provide funds to the Trustee or otherwise, the Borrower will be obligated to reimburse FUNB in full for such drawing, in accordance with the terms and provisions of the Amended Reimbursement Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Assignment. Bank One, in consideration of the sum of $1.00 and other good and lawful consideration paid to Bank One, does hereby sell, assign, transfer and set over to FUNB, without recourse of any kind whatsoever except with respect to any representation or warranty of Bank One under Section 5 hereof which shall have been false or misleading in any material respect as of the date given or the date on which the same is to be effective, all of Bank One's rights, benefits, title and interest in and to the Transaction Documents as of the Replacement Date (as hereinafter defined), for FUNB to have and hold the same absolutely, and the Borrower acknowledges such assignment and agrees that FUNB shall have all of the rights and benefits against the Borrower under the Transaction Documents as FUNB would have had if FUNB were the Lender, the Mortgagee, the Bank or such other party as Bank One may have been designated under any of the Transaction Documents as amended by this Assignment and Amendment or by such other documents, instruments and agreements executed or delivered in connection herewith (the "Collateral Documents"). FUNB accepts the duties and responsibilities of Bank One set forth in the Transaction Documents as amended by this Assignment and Amendment and the Collateral Documents.

     Section 2. Execution and Delivery of Alternate Letter of Credit. FUNB agrees, based on the terms and conditions hereinafter set forth to execute and deliver to the Trustee on or before the day immediately preceding the Replacement Date, the Alternate Letter of Credit substantially in the form attached hereto as Exhibit A hereto, in the amount of $1,775,890.41 and with a stated termination date of May 15, 2000 subject to automatic extension, in substitution for the Original Letter of Credit, such substitution to be effective as of the start of business on April 22, 1999 (the "Replacement Date").

     Section 3. Amendments to Transaction Documents. In addition, the parties hereto agree to the following amendments to the Transaction Documents to become effective as of the Replacement Date;

          (a) The definition of "Bank" in the introductory paragraph of the Reimbursement shall be amended to mean FUNB and its successors and assigns, and all references to the "Bank," "Lender," "Mortgagee," or other party as Bank One may have been designated under any of the Transaction Documents shall mean FUNB and its successors and assigns.

          (b) The following definitions in Section 1 of the Reimbursement Agreement are hereby amended and restated to read in their entirety as follows:

          "`Reference Rate' means the Bank's Prime Rate."



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

          (c) The definitions of the terms "Bank Security Documents," "Loan Documents," and "Pledge and Security Agreement" set forth in Section 1 of the Reimbursement Agreement are each hereby amended by deleting the period at the end of each such definition and adding the following phrase:

          ", as the same may be amended or otherwise modified from time to time."

          (d) The following new definition is added to Section 1 of the Reimbursement Agreement:

          "`Prime Rate' The Bank's Prime Rate shall be that rate announced by the Bank from time to time as its prime rate and is one of several interest rate bases used by the Bank. The Bank lends at rates both above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by the Bank."

          (e) The introductory phrase of Section 2 of the Reimbursement Agreement is hereby amended and restated to read in its entirety as follows:

          "The Company agrees to pay the Bank, at its office in West Trenton, New Jersey in immediately available funds:"

          (f) Section 3(b) of the Reimbursement Agreement is hereby amended and restated to read in its entirety as follows:

          "On the Closing Date and annually thereafter on the 16th day of May in each year until the issuance of an Alternate Letter of Credit as provided in the Indenture, a commission at the rate of 1.25% of the average amount of the Letter of Credit scheduled to be outstanding during the next succeeding year; provided that the annual commission payable on the Closing Date shall be for the period commencing on the Closing Date and ending May 15, 1993. Upon the issuance of an Alternate Letter of Credit, the Borrower will pay a letter of credit fee to the issuer of such Alternate Letter of Credit on the amount available for drawing under the Alternate Letter of Credit, such letter of credit fee (i) to be paid in arrears on the last day of February, May, August and November of each year, commencing with the first such day after the Replacement Date (as defined in that certain Assignment and Amendment dated March 4, 1999), with a final payment due on the date of expiration or termination of such Alternate Letter of Credit (each such date a `Payment Date') and (ii) to be calculated for the period from and including one Payment Date (or with respect to the first such payment,


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

          from and including the Replacement Date) to and excluding the earlier of the next Payment Date or the date of expiration or termination of the Alternate Letter of Credit at a rate equal to one percent (1%) per annum. The issuer of the Letter of Credit which is to be replaced by the Alternate Letter of Credit shall refund to the Borrower promptly after the Replacement Date any excess commission paid by the Borrower for the unexpired term of the Letter of Credit."

          (g) A copy of any notice or other communication delivered to Bank One pursuant to any of the Transaction Documents shall (i) until the Replacement Date, also be delivered to FUNB in the same manner and at the same time as such communication is delivered to Bank One, and (ii) after the Replacement Date be delivered to FUNB, in both cases at the address or the number for facsimile transmission, as the case may be, set forth below:

          First Union National Bank
          370 Scotch Road
          West Trenton, NJ  08628
          Attn: Mr. Paul Turko, Senior Underwriter
          Fax: 609-538-7406

          with a copy to:

          Saul, Ewing, Remick & Saul LLP
          Centre Square West
          1500 Market Street, 38th Floor
          Philadelphia, PA  19102
          Attn: Patricia A. Gritzan, Esquire
          Fax: 215-972-1847

     Section 4. Representations and Warranties of Borrower. In order to induce FUNB to enter into this Agreement, the Borrower hereby reaffirms and confirms for the benefit of FUNB the representations and warranties set forth in each of the Transaction Documents, with the same effect as if made on the date of the execution and delivery of this Assignment and Amendment and as of the Replacement Date, and as if (i) the references therein to "this Agreement" mean and include this Assignment and Amendment, (ii) the references therein to the balance sheets of the Borrower dated September 30, 1989 through September 30, 1991 and January 31, 1992, and to the related statements of income, retained earnings and cash flows for the periods ending on such dates are references to the balance sheets of the Borrower dated September 30, 1995 through September 30, 1998 and to the related statements of income, retained earnings and cash flows for the periods ending on such later dates, and (iii) the references therein to Schedules 1, 5(k) and 5(p) mean and include the Schedules II-1, II-5(k) and II-5(p) attached hereto and made a part hereof, respectively.


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     In addition, the Borrower represents and warrants to FUNB:

          (a) The Borrower is a limited partnership, duly organized, validly existing and in good standing under the laws of the state of Delaware, is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which it is required to be qualified because of the business it conducts or the property it owns, and has full power and authority to enter into and perform its obligations under this Assignment and Amendment and all Collateral Documents.

          (b) That upon issuance by FUNB of the Alternate Letter of Credit, it will have satisfied such of the conditions precedent to this Assignment and Amendment.

          (c) No Default or Event of Default as defined in any of the Transaction Documents and, after giving effect hereto, no such Default or Event of Default will be in existence or will occur as a result of giving effect hereto, and no other default or event exists which with the passage of time or notice to Bank One or FUNB would become such a Default or Event of Default.

          (d) The execution, delivery and performance of this Assignment and Amendment and each of the Collateral Documents to which the Borrower is a party will not violate any provision of any law or regulation or of any writ or decree of any court or governmental instrumentality, or of the Borrower's partnership agreement or other similar organizational documents.

          (e) The Borrower has the power to execute, deliver and perform this Assignment and Amendment and each of the Collateral Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of this Assignment and Amendment and each of the Collateral Documents and the performance of the Collateral Documents as amended hereby.

          (f) The execution, delivery and performance of this Assignment and Amendment and each of the Collateral Documents to which the Borrower is a party does not require the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency and this Assignment and Amendment, the Transaction Documents and the Collateral Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

          (g) The Reimbursement Agreement and other Transaction Documents, and the obligations of Borrower thereunder, are free from any liens, setoffs, counterclaims and other defenses of Borrower.



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

     Section 5. Representations and Warranties of Bank One. In order to induce FUNB to enter into this Agreement, Bank One represents and warrants to FUNB as of the date hereof and as of the Replacement Date:

          (a) Bank One is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full corporate power and authority to enter into this Assignment and Amendment Agreement and to take any action and execute this Assignment and Amendment Agreement and any Collateral Documents to which it is a party (collectively, the "Assignment Documents").

          (b) The execution, delivery and performance of this Assignment and Amendment and each of the Collateral Documents to which it is a party have been duly authorized by all necessary corporate proceedings, and the Assignment Documents have been duly and validly executed and delivered by Bank One, and, assuming due authorization, execution and delivery by FUNB, are legal, valid, and binding obligations of Bank One, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights and except to the extent that general principals of equity might affect the specific enforcement of such documents.

          (c) Bank One has delivered to FUNB on or prior to the date hereof the original Reimbursement Agreement, Pledge Agreement, Mortgage and the other Transaction Documents listed on Schedule I hereto, and each such document is (i) genuine and (ii) true, correct, and complete, and the terms and conditions contained in such documents reflect the entire agreement with respect to the matters therein between the Borrower, Bank One and, to Bank One's knowledge, any other person, firm or organization having any interest in the Reimbursement Agreement or other Transaction Document, and there are no other verbal or written agreements or representations in connection with the Transaction Documents between the Borrower and Bank One or, to Bank One's knowledge, any other person, firm or organization. After the execution hereof, Bank One agrees that it will not agree to any modification of the Transaction Documents, consent to any waiver of any provision thereof or waive any Default or Event of Default under any Transaction Document without FUNB's prior written consent.

          (d) Bank One is the owner of the Transaction Documents and conveys all of its right, title and interest to the Transaction Documents to FUNB on the date hereof free and clear of all liens and encumbrances arising by, through or under Bank One.

          (e) To its knowledge, the Reimbursement Agreement and other Transaction Documents, and the obligations of Borrower thereunder, are free


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     from any liens, setoffs, counterclaims and other defenses of Borrower against Bank One.

          (f) Bank One has the right to assign the Transaction Documents and no consents are required as a condition thereto which have not been obtained.

          (g) The Borrower is not delinquent in the payment of any amount due under the Reimbursement Agreement or other Transaction Document.

          (h) No default related to any payment due under the Reimbursement Agreement or other Transaction Document and, to the best of Bank One's knowledge, no other default or event which with the passage of time or notice of Bank One or FUNB would become an Event of Default under the Reimbursement Agreement or other Transaction Document, has occurred.

          (i) There are no claims, suits, or other proceedings or governmental investigations ("Claims") relating to the Reimbursement Agreement or other Transaction Documents nor are there any claims by the Borrower, pending, or to Bank One's knowledge, threatened, relating to the Transaction Documents.

          (j) Bank One warrants that it has not heretofore assigned, pledged or otherwise transferred any interest in the Transaction Documents.

     Section 6. Reaffirmation. Except as amended hereby, all of the terms, covenants and conditions of the Transaction Documents (including, but not limited to, provisions relating to any waiver of the right to trial by jury) are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written and are not intended to be re-enacted as of the above date, but rather to be effective as of the original date of such documents.

     Section 7. Conditions Precedent. The obligation of FUNB to issue the Alternate Letter of Credit is subject to the conditions precedent that FUNB shall have received on or before the date of the issuance of the Alternate Letter of Credit the following, each dated such date, in form and substance satisfactory to FUNB and its counsel:

          (a) This Assignment and Amendment and the Mortgage Assignment (substantially in the form set forth as Exhibit B hereto) dated as of the date of this Assignment and Amendment, duly executed by the Borrower, each Guarantor and Bank One, as applicable.

          (b) Satisfaction of the mortgage dated as of June 1, 1988 granted by Tufco Industries, Inc. in favor of Peoples Marine Bank of Green Bay.

          (c) Copies of the resolutions of the Borrower approving this Assignment and Amendment and the other matters contemplated hereby and a


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

     copy of the Borrower's partnership agreement, both certified by the General Partner to be true, correct and complete as of the date hereof, and all other documents evidencing any other action of the Borrower necessary to authorize the execution, delivery and performance hereof.

          (d) [Intentionally left blank.]

          (e) A certificate of the Borrower certifying (i) the names and true signatures of the officers of the Borrower authorized to sign this Assignment and Amendment and the other documents to be delivered by it hereunder, (ii) that the representations and warranties contained in
     Section 4 of this Assignment and Amendment are true and correct on and as of the date of issuance of the Alternate Letter of Credit as though made on and as of such date; and (iii) no event has occurred and is continuing, or would result from the issuance of the Alternate Letter of Credit which constitutes a Default or an Event of Default (as defined in any Transaction Document) or would constitute a Default or an Event of Default but for the requirement that notice be given or time elapse or both.

          (f) A commitment from a title insurance company acceptable to FUNB to issue an ALTA Lender's Policy in the amount of $1,775,890.41 insuring that the Borrower is the owner of the real property described therein and the validity and first priority of FUNB's mortgage lien thereon, subject only to those exceptions which are acceptable coverages as FUNB may reasonably request.

          (g) Current searches of the appropriate public offices demonstrating that no security interest, tax lien, judgment lien or other charge or encumbrance is of record affecting the Borrower or its properties except those which are acceptable to FUNB.

          (h) A Phase I environmental assessment of the Property or such other evidence as FUNB may require that no uncorrected violation by the Borrower of any Environmental Laws or condition which would subject the Borrower to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Borrower exists as of the date hereof.

          (i) An opinion of Locke Liddell Sapp LLP in form and substance satisfactory to FUNB and its counsel, addressed to FUNB, to the effect that
     (i) the Borrower is a limited partnership validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into, execute and deliver this Assignment and Amendment and the


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

     Collateral Documents (the "Closing Documents"), to perform its obligations thereunder and to consummate the transactions provided for therein, (ii) the execution and delivery of, and the performance under, the Closing Documents have been duly authorized by all necessary corporate action and duly executed and delivered by the Borrower and constitute the legal, valid and binding agreement of the Borrower enforceable against the Borrower in accordance with their terms, (iii) the Borrower succeeded to the obligations of Tufco Industries, Inc. (a dissolved Wisconsin corporation) under the Transaction Documents upon the acquisition by the Borrower of all of the assets of Tufco Industries, Inc. and subsequent dissolution of Tufco Industries, Inc., (iv) the execution and delivery of, and performance under, the Closing Documents by the Borrower do not violate any provision of law, the articles of incorporation or by-laws of the Borrower; and (iv) no consent, approval or authorization of any party or governmental authority is required in connection with the execution and delivery of, or performance under, the Closing Documents by Borrower.

          (j) An opinion of Locke Liddell Sapp LLP in form and substance satisfactory to FUNB and its counsel, addressed to FUNB, to the effect that
     (i) each of the Guarantors is a corporation validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to enter into, execute and deliver the Reaffirmation of Guaranty set forth on page 14 hereof (the "Reaffirmation"), to perform its obligations thereunder and to consummate the transactions provided for therein, (ii) the execution and delivery of, and performance under, the Reaffirmation have been duly authorized by all necessary corporate action and duly executed and delivered by each of the Guarantors and constitute the legal, valid and binding agreement of each Guarantor enforceable against each of them in accordance with their terms,
     (iii) the execution and delivery of, and performance under, the Reaffirmation by each of the Guarantors does not violate any provision of law, the articles of incorporation or by-laws of any of the Guarantors; and
     (iv) no consent, approval or authorization of any party or governmental authority is required in connection with the execution, delivery of, and performance under, the Reaffirmation by any Guarantor.

          (k) An opinion of Quarles & Brady in form and substance satisfactory to the Trustee that the replacement of the Letter of Credit with the Alternate Letter of Credit will not cause interest on the Project Bonds (as defined in the Indenture) to become includable in gross income for federal income tax purposes.

          (l) A certificate of Bank One certifying the names and true signatures of the officers of Bank One authorized to sign this Assignment and Amendment and the other documents to be delivered by it hereunder.


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

          (m) Such other documents as FUNB or its counsel may reasonably request; and all proceedings taken in connection with the transactions contemplated by this Assignment and Amendment, and all instruments, authorizations and other documents applicable thereto, are satisfactory to FUNB.

     Section 8. Binding Effect. This Assignment and Amendment shall be binding upon and inure to the benefit of Bank One, the Borrower and FUNB and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of FUNB. FUNB may assign or otherwise transfer (by participation or otherwise) all or any part of, or any interest (undivided or divided) in, FUNB's rights and benefits under this Assignment and Amendment or delegate any or all of its obligations hereunder. Any assignee of FUNB shall have the same rights and benefits against the Borrower hereunder as it would have had if such assignee were FUNB under this Assignment and Amendment. FUNB shall notify the Borrower and the Trustee of any such assignment.

     Section 9. Severability. Any provision of this Assignment and Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     Section 10. Governing Law. This Assignment and Amendment shall be governed by, and construed in accordance with, the laws of the State of Wisconsin without reference to conflict of law principles.

     Section 11. Headings. Section headings in this Assignment and Amendment are included herein for convenience of reference only and shall not constitute a part of this Assignment and Amendment for any other purpose.

     Section 12. Counterparts. This Assignment and Amendment may be signed in any number of counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

     Section 13. Judicial Proceedings. Each party to this Assignment and Amendment agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Assignment and Amendment, the Transaction Documents, the Collateral Documents or the dealings of the parties with respect hereto and thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDINGS. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or dames other than, or in addition to, actual damages. THE


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

BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT FUNB WOULD NOT ENTER INTO THIS AGREEMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                          BANK ONE, WISCONSIN


                                          By:
                                             ----------------------------------
                                                Name:
                                                Title:


                                          FIRST UNION NATIONAL BANK


                                          By:
                                             ----------------------------------
                                                Name:
                                                Title:


                                          TUFCO L.P.


                                          By:
                                             ----------------------------------
                                                Name:
                                                Title:

     The undersigned Guarantors, each of whom has guaranteed the obligations of the Borrower under the Reimbursement Agreement and other Transaction Documents pursuant to a Guaranty Agreement dated August 28, 1998 (the "Guaranty"), hereby acknowledge that they have each read and understand the provisions of the foregoing Assignment and Amendment and do hereby consent and agree to the Borrower's execution and delivery of said Assignment and Amendment; and each Guarantor hereby reaffirms, ratifies and confirms all of its respective obligations under the Guaranty in favor of FUNB (the "Reaffirmed Agreements") as if such Reaffirmed Agreements had been executed on the date hereof. Without limitation thereon, the Guarantor expressly acknowledges and agrees that the Reimbursement Agreement and other Transaction Documents, as amended by said Assignment and Agreement, are Guaranteed Indebtedness as such term is defined in the Guaranty.

TUFCO TECHNOLOGIES, INC.                    TUFCO TECH, INC.


By:                                         By:
   ----------------------------------          --------------------------------
      Name:                                       Name:
      Title:                                      Title:

TECHNOLOGIES I, INC.                        TUFCO, INC.


By:                                         By:
   ----------------------------------          --------------------------------
      Name:                                       Name:
      Title:                                      Title:

TFCO, INC.                                  FOREMOST MANUFACTURING COMPANY, INC.


By:                                         By:
   ----------------------------------          --------------------------------
      Name:                                       Name:
      Title:                                      Title:

                                   SCHEDULE I

                          List of Transaction Documents

1. Loan Agreement dated as of May 1, 1992 between Tufco L.P. ("Tufco") and the Village of Ashwaubenon, Wisconsin ("Issuer").

2. Indenture of Trust dated as of May 1, 1992 between Norwest Bank, Wisconsin, National Association ("Trustee") and Issuer.

3. Amendment to Loan Agreement and Indenture dated as of April 1, 1996 among Tufco, Issuer and Trustee.

4. Reimbursement Agreement dated as of May 1, 1992 among Bank One, Wisconsin (f/k/a Bank One, Milwaukee, National Association) ("Bank One") and Tufco.

5. First Amendment to Reimbursement Agreement dated as of April 1, 1996 between Bank One and Tufco.

6. Second Amendment to Reimbursement Agreement dated as of February 7, 1997 between Bank One and Tufco.

7. Third Amendment to Reimbursement Agreement dated as of February ___, 1998 between Bank One and Tufco.

8. Fourth Amendment to Reimbursement Agreement dated as of August 28, 1998 between Bank One and Tufco.

9.   Mortgage and Security Agreement from Tufco to Bank One dated as of May 1,
     1992.

10.  Real Estate Mortgage Subordination Agreement dated May 6, 1992.

11.  Pledge and Security Agreement dated as of May 1, 1992.

12. Consent to Transfer of Assets and Obligations dated to be effective February 7, 1997.

                                  SCHEDULE II-1

                                SCHEDULE II-5(k)

                                SCHEDULE II-5(p)

                                    EXHIBIT A

                            FORM OF LETTER OF CREDIT

                                    EXHIBIT B


                           FORM OF MORTGAGE ASSIGNMENT